Exhibit 4.1

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                                                    FORMED UNDER THE LAWS OF THE


                                                          STATE OF MARYLAND

             Number                                                                                     Shares

                                                LEXINGTON CORPORATE PROPERTIES TRUST

                                                                          CUSIP 529043 20 0

  8.05% SERIES B CUMULATIVE
     REDEEMABLE PREFERRED                                                     SEE REVERSE SIDE FOR CERTAIN DEFINITIONS AND IMPORTANT
            STOCK                                                            NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION



               THIS CERTIFIES THAT                SPECIMEN

is the owner of

fully-paid and non-assessable  shares of the 8.05% Series B Cumulative  Redeemable Preferred Stock,  Liquidation  Preference $25 per
share, par value $.0001 per share of LEXINGTON  CORPORATE  PROPERTIES TRUST (herein after called the "Trust"),  transferable only on the books of the Trust by the registered  holder hereof in person or by duly authorized  attorney upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Maryland and to all of the provisions of the Declaration of the Trust and the Bylaws of the Trust and any amendments thereto.

     Witness, the facsimile seal of the Trust, and the signatures of its duly authorized officers.

Dated:




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     Paul R. Wood, Secretary                                                                T. Wilson Eglin, President
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                                                LEXINGTON CORPORATE PROPERTIES TRUST

          This certificate and the shares  represented  thereby shall be held subject to all of the provisions of the Declaration of
Trust (including the Articles Supplementary setting forth the terms of the 8.05% Series B Cumulative Redeemable Preferred Stock) and
the By-Laws of Lexington  Corporate  Properties Trust (the "Trust"),  a copy of each of which is on file at the office of the Trust, and made a part hereof as fully as though the  provisions of said  Declaration  of Trust and By-Laws were  imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.
          The Trust will furnish to any owner of shares of beneficial interest on request and without charge a full statement of the designations  and any  preferences,  conversion  and  other  rights,  voting  powers,  restrictions,  limitations  as to  dividends, qualifications, and terms and conditions of redemption of the shares of each series or class which the Trust is authorized to issue, of the  differences  in the relative  rights and  preferences  between the shares of each series of a preferred or special  class in series which the Trust is  authorized  to issue,  to the extent they have been set, and of the authority of the Board of Trustees to set the relative rights and preferences of subsequent  series of a preferred or special class of stock.  Such request may be made to the secretary of the Trust or to its transfer agent.
          The shares of preferred stock  represented by this  certificate are subject to restrictions on transfer for the purpose of the Trust's  maintenance of its status as a real estate  investment  trust under the Internal  Revenue Code of 1986, as amended (the
"Code").  Subject to certain exceptions,  no Person may, (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% of the value of the  outstanding  Equity  Stock of the Trust or (2)  Beneficially  Own Equity Stock that would result in the
Trust's being "closely held" under Section 856(h) of the Code. Any Person who attempts to  Beneficially  Own or  Constructively  Own shares of Equity Stock in excess of the above  limitations must immediately  notify the Trust. All capitalized  terms in this legend have the meanings  defined in the  Declaration,  as the same may be further amended from time to time, a copy of which including the restrictions  on transfer,  will be sent without charge to each  stockholder  who so requests.  If the  restrictions on transfer are violated,  the shares of Equity Stock  represented  hereby will be automatically  converted for shares of Excess Stock which will be held in trust by the Trust.
          Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Trust will require a bond of indemnity as a condition to the issuance of a replacement certificate.

                    The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common                                     UNIF GIFT MIN ACT - ___________Custodian_______________
          TEN ENT - as tenants by the entireties                                                    (Cust)                (Minor)
          JT TEN - as joint tenants with right of survivorship                                      under Uniform Gifts to Minors
                             and not as tenants in common                                           Act______________________
                                                                                                              (State)

                               Additional abbreviations may also be used though not in the above list.

          For Value Received _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF TRANSFEREE
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                                  (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)


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                                                                                                                              Shares
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of the  8.05% Series B Cumulative Redeemable  Preferred  Stock  represented  by the within  Certificate,  and do hereby  irrevocably constitute and appoint

                                                                                                                            Attorney
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to transfer the said Shares on the books of the within-named Trust with full power of substitution in the premises.

Dated:
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                                                                                                      SIGNATURE

SIGNATURE(S) GUARANTEED

By _____________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.


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NOTICE:  THE SIGNATURE(S) OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS
WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.